SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006 (March 1, 2006)

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-45449 (Commission File Number)	36-3809819 (IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 1, 2006 (the “Closing Date”), M-Wave, Inc., a Delaware corporation (the “Registrant”) entered into, and simultaneously consummated, an agreement (“Agreement”) whereby it issued an aggregate of 45,648 shares of Series B Convertible Preferred Stock (“Series B Stock”), which are convertible into shares of the Registrant’s common stock (the “Conversion Shares”), to the following entities: (i) Mercator Momentum Fund, LP; (ii) Mercator Momentum Fund III, LP; and (iii) Monarch Pointe Fund, Ltd. (collectively, the “Purchasers”). Each share of Series B Stock has a stated value of $100.00. The Registrant issued the Series B Stock in consideration of the Purchasers canceling $4,564,800 of indebtedness owed to them by the Registrant. In connection with the Agreement, the Registrant reduced the exercise prices of certain common stock purchase warrants previously issued to the Purchasers and to M.A.G. Capital, LLC (“MAG”).

Pursuant to the terms of the Agreement, the Registrant agreed to issue and the Purchasers agreed to purchase an additional 19,000 shares of Series B Stock on March 15, 2006 in exchange for $1,900,000 to be paid to the Registrant in cash on such date.

Background

On the Closing Date, the Registrant issued 45,648 shares of Series B Stock (valued at $4,564,800) to the Purchasers in exchange for the Purchasers canceling $4,564,800 of indebtedness owed to them by the Registrant. The Registrant agreed to issue to the Purchasers an additional 19,000 shares of Series B Stock on March 15, 2006 in exchange for the payment by the Purchasers of $1,900,000 on such date; such funds to be held in a reserve account at the bank currently utilized by the Registrant and released therefrom only upon a resolution by a majority of the Registrant’s independent directors to the effect that the release of such funds (or any portion thereof) is necessary or appropriate under the Registrant’s budget (as approved by the audit committee of the Registrant’s Board of Directors).

The number of Conversion Shares that any of the Purchasers may acquire at any time is subject to limitations in the Certificate of Designations of Preferences and Rights of Series B Stock, as filed with the Secretary of State of the State of Delaware on March 1, 2006, such that the sum of the number of Conversion Shares plus the number of shares of the Registrant’s common stock already owned by any of the Purchasers, does not exceed 9.99% of the Registrant’s then outstanding common stock.

Series B Stock
The Series B Stock is non-voting and is entitled to receive monthly dividends at an annual rate equal to 15%, subject to reduction to 9% after the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (“SEC”). The monthly dividends are payable in cash. The number of shares into which one share of Series B Stock shall be convertible shall be determined by dividing $100.00 by $0.79 (subject to adjustment). In addition, the Series B Stock has liquidation preferences and certain other privileges.

Registration of Stock
Pursuant to a Registration Rights Agreement between the Purchasers, MAG and the Registrant, the Registrant agreed to use it best efforts to file a registration statement covering the resale of the Conversion Shares, the shares of common stock underlying the Warrants (as defined below) and the Series A Convertible Preferred Stock issued by the Registrant to the Purchasers on June 17, 2004 (the “Registration Statement”). Such registration rights are more fully set forth in the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

The information set forth herein with respect to the Agreement, the Series B Stock, the Warrants and the Registration Rights Agreement is intended to be a summary only. The entire agreements are attached hereto as Exhibits to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, for a description of the terms of a preferred stock instrument which is convertible into shares of the Registrant’s common stock.

Item 3.03	Material Modification to Rights of Security Holders.

On the Closing Date, warrants to purchase 2,131,449 shares of common stock of the Registrant previously issued to MAG and to the Purchasers (the “Warrants”) were modified to reduce the exercise prices of the Warrants (previously between $1.27 and $1.02) to the price that was $0.01 above the closing bid price on the business day immediately preceding the Closing Date, or $0.69 per share.

Item 5.03	Amendments to Articles of Incorporation.

See Item 3.02 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for more detailed descriptions of the terms of the transaction that include the issuance of Series B Shares and the filing of the Certificate of Designations of the Preferences and Rights thereof.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2006, the Registrant issued a press release announcing completion of the transaction described in Items 1.01, 3.02 and 3.03 above. The press release is attached hereto as Exhibit 99. 1 and is incorporated herein by reference. The press release and the information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

NASDAQ compliance
As a result of the Series B Stock financing, the Registrant believes it now complies with the shareholders’ equity requirement for continued listing on The Nasdaq Capital Market and will evidence full compliance with this requirement upon the filing of the Form 10-Q for the quarter ended March 31, 2006.  Specifically, the Registrant expects to report shareholders’ equity in excess of the $2.5 million minimum requirement set forth in Nasdaq Marketplace Rule 4310(c)(2)(B).  As previously disclosed, as of the quarter and nine month period ended September 30, 2005, the Registrant failed to satisfy the $2.5 million shareholders’ equity requirement for continued listing on The Nasdaq Capital Market.  The Registrant presented its plan to regain compliance with that requirement at a hearing before the NASDAQ Listing Qualifications Panel on February 16, 2006.  The Registrant has not yet received a formal decision from the Panel as a result of the hearing and, until such time as the Panel deems the Registrant to be in compliance with the NASDAQ listing criteria, the Registrant can provide no assurances that the Panel will determine to continue the Registrant’s listing on NASDAQ.

Additional information regarding the NASDAQ Staff Deficiency Letter can be found on the Current Report on Form 8-K filed by the Registrant on November 28, 2005.

Voting Agreement
Joseph Turek, Chairman of the Board, President and Chief Operating Officer of the Registrant (“Turek”), has entered into a voting agreement with MAG and Mercator Momentum Fund, LP whereby Turek has agreed to vote all voting securities of the Registrant currently owned or thereafter acquired by him in favor of a significant acquisition of another company, or of the business or assets of another company, that is recommended by the Special Committee of the Registrant’s Board of Directors. The voting agreement terminates on the earlier of its one-year anniversary or upon the closing of any such acquisition. The voting agreement is attached hereto as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of M-Wave, Inc.
10.1	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.
10.2	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.
10.3	Amendment modifying the terms of existing warrants held by Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC, dated March 1, 2006.
10.4	Voting Agreement by and among Joseph A. Turek, M.A.G. Capital, LLC, and Mercator Momentum Fund III, LP.
99.1	Press Release of M-Wave, Inc. dated March 1, 2006.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer
Dated: March 7, 2006